Exhibit 99.1

         Moldflow Reports Results for Its First Fiscal Quarter of 2007

     FRAMINGHAM, Mass.--(BUSINESS WIRE)--Nov. 6, 2006--Moldflow Corporation (NASDAQ: MFLO) today announced the results for its first quarter of the 2007 fiscal year.

     -- Non-GAAP net income of $2.1 million, or $0.18 per diluted share, was up 266% from our first fiscal quarter of 2006 and 16% sequentially; and net income as reported in accordance with GAAP was $1.7 million, or $0.14 per share. Net income includes a tax benefit of $562,000 related to a change in the tax position of one of the Company's foreign subsidiaries.

     -- Revenue of $15.3 million was flat from the corresponding quarter of fiscal 2006 and represented an 11% sequential decrease, consistent with usual seasonal trends.

     -- Total product revenue of $8.0 million represented a decrease of 9% over the same period of the prior year and 19% sequentially.

     -- Total services revenue of $7.3 million represented an increase of 12% over the same period of the prior year and 1% sequentially.

     -- Revenue from Design Analysis Solutions totaled $11.6 million or 76% of total revenue and represented a 2% increase when compared to the same period last year and a 9% sequential decrease.

     -- Revenue from Manufacturing Solutions totaled $3.7 million or 24% of total revenue, and represented a 6% decrease when compared to the same period last year and a 14% sequential decrease.

     -- Regionally, revenue in our Asia/Pacific region represented 36% of total revenue, while the Americas represented 35% and the European region represented 29% of total revenue, respectively.

     -- Share repurchase program returned 114,500 shares to treasury at an average net price of $12.12 per share equating to approximately $1.4 million in total cash payments.

     --   Operations generated $1.2 million of cash.

     Commenting on the first fiscal quarter, Roland Thomas, Moldflow Corporation's president and CEO said, "We are pleased to report that both of our business divisions are operating in-line with our expectations. Overall, we demonstrated increased operational leverage and corresponding improvements in net income and earnings per share in our first fiscal quarter. Revenue for the first quarter in our Design Analysis Solutions division showed slight growth year-over-year, which is consistent with our expectations. We continued to hire new direct sales representatives and establish new distributors to further our geographic expansion objectives. Our Manufacturing Solutions division produced expanded gross margins and operating profit despite lower year-over-year revenues."

     Business Outlook

     The current business outlook is based on information as of November 6, 2006 and is current as of that day only. We continue to expect revenue for our full fiscal 2007 year to grow in the range of 5% to 7% when compared to fiscal 2006 and non-GAAP net income per diluted share for full fiscal year 2007 to increase between 35% and 50% as compared to fiscal 2006, resulting in non-GAAP net income per diluted share of approximately $0.68 to $0.75. Non-GAAP net income per diluted share excludes charges for share-based compensation expenses throughout the full fiscal year which are expected to be approximately $1.9 million, net of related tax effects. GAAP net income per diluted share is therefore expected to be between $0.53 and $0.60.

     The Company has provided its fiscal 2007 net income and net income per diluted share guidance above. This guidance is provided on a non-GAAP basis. Non-GAAP net income and non-GAAP net income per diluted share exclude estimated charges for share-based compensation costs. Because there are significant limitations in estimating the impact of share-based compensation costs, including but not limited to, the number of incentive shares that will be exercised and/or cancelled during the period, the fair market value of the Company's share price on the exercise dates, and the number and type of issuances that may be awarded in any year, the estimated charges and tax benefits associated with share-based issuances are unpredictable. For these reasons, the actual impact of share-based compensation on GAAP net income and GAAP net income per diluted share may differ materially from the estimated amounts included in the guidance above.

     Use of Other Non-GAAP Financial Measures

     Net income and net income per diluted share, excluding, as applicable, share-based compensation expenses and restructuring charges are supplemental non-GAAP financial measures. Moldflow is presenting these measures because management uses this information in evaluating the results of the Company's operations and for internal planning and forecasting purposes and believes that this information provides additional insight into our operating results, as well as enables comparison of these results to prior periods. These measures should not be considered an alternative to measurements required by GAAP, such as net income and net income per diluted share, and should not be considered a measure of our liquidity. In addition, these non-GAAP financial measures may not be comparable to similar measures reported by other companies. With respect to the non-GAAP financial measures for the first quarter, the GAAP financial measures most directly comparable to each non-GAAP financial measure used or discussed in this press release and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure are included in this press release and can be found on the Investors page of the Moldflow Web site at http://www.moldflow.com/stp/english/investors/index.htm.

     Financial Results

     The unaudited condensed consolidated financial statements for the first quarter of fiscal 2007 follow.

     Information Dissemination

     Moldflow will host a conference call to discuss the first quarter of fiscal 2007 results as well as future outlook at 11:00 a.m. US Eastern time, Monday, November 6, 2006. The conference call dial-in number is 877-314-4022, Conference ID #9602966. The call will be recorded with replay (dial-in # 800-642-1687, PIN# 9602966) which will be available until November 13, 2006. In addition, a live Webcast of the conference call, together with this press release and supplemental financial information, can be accessed through the Company's Website at www.moldflow.com in the Investors section. The call, press release and supplemental information will be archived and can be accessed through the same link.

     About Moldflow Corporation

     Moldflow (NASDAQ: MFLO) is the leading global provider of design through manufacturing solutions for the plastics injection molding industry. Moldflow's products and services allow companies to address part and mold design issues at the earliest stage and maximize productivity and profitability on the manufacturing floor. Visit www.moldflow.com for more information.

     Note to editors: Moldflow is a registered trademark of Moldflow Corporation or its subsidiaries worldwide. All other trademarks are properties of their respective holders.

     Cautionary Statement Regarding Forward-Looking Information

     Pursuant to the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995, the Company notes that any statements contained in this press release that are not historical facts are forward-looking statements. Such forward-looking statements include, but are not limited to, statements by Moldflow's President and CEO, statements under Business Outlook and those regarding Moldflow's or management's intentions, hopes, beliefs, expectations, projections, plans for the future, estimates and statements regarding any potential operating leverage and cost savings during the 2007 fiscal year and the expected performance of our Design Analysis Solutions and Manufacturing Solutions divisions. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include the risks that a weak world economy will slow capital spending by the Company's prospective customers, that the Company may not be able to recognize the revenue derived from orders received, that the sales cycle may lengthen, that our restructuring activities, particularly with respect to our Manufacturing Solutions business, will result in the disruption of our sales cycles and research and development activities, that foreign currency fluctuations may adversely affect our financial results, that our distribution partners will not achieve their revenue objectives, that the overall mix of revenue differs materially from that projected, that share-based compensation expense will continue to have a negative impact on our GAAP operating profit, net income and earnings per share calculations, that changes in US or foreign tax legislation, or on-going tax inquiries and the on-going tax audits of our subsidiary companies, including Australia, may result in a higher level of income tax expense than that projected, that our hiring plans may not be fully executed and as a result we may not be able to meet sales demand and with respect to the potential operating leverage and cost savings during the 2007 fiscal year, the risk that the Company will not realize the anticipated cost savings from our restructuring plans during the expected time frame, or, even if the anticipated cost savings are achieved, that the Manufacturing Solutions business unit may remain unprofitable and its business may suffer. Other risks and uncertainties are detailed from time to time in reports filed by Moldflow with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended June 30, 2006 as well as its subsequent quarterly and annual filings. Revenue and net income guidance offered by senior management today represents a point-in-time estimate and is based on information as of the date of this press release. Senior management has made numerous assumptions in providing this guidance which, while believed to be reasonable, may not prove to be accurate. In addition, as noted above, there are numerous factors that may cause actual results to differ materially from the guidance provided. The Company expressly disclaims any current intention or obligation to update the guidance provided or any other forward-looking statement in this press release to reflect future events or changes in facts assumed for purposes of providing this guidance or otherwise affecting the forward-looking statements contained in this press release.


                         Moldflow Corporation
          Unaudited Condensed Consolidated Statement of Income
                (in thousands, except per share data)


                                               Three Months Ended
                                          ----------------------------
                                          September 30,  September 30,
                                              2006           2005
                                          -------------- -------------

Revenue:
  Product                                  $      7,990   $     8,734
  Services                                        7,325         6,546
                                          -------------- -------------
  Total revenue                                  15,315        15,280
                                          -------------- -------------

Costs and operating expenses:
  Cost of product revenue                         2,015         2,570
  Cost of services revenue                        1,296         1,613
  Research and development                        2,115         2,481
  Selling and marketing                           5,295         5,650
  General and administrative                      3,814         3,584
  Amortization of acquired intangible
   assets                                            44            49
                                          -------------- -------------
  Total costs and operating expenses             14,579        15,947
                                          -------------- -------------

Income (loss) from operations                       736          (667)

Interest income, net                                786           562
Other income (expense), net                           3           (19)
                                          -------------- -------------

Income (loss) before income taxes                 1,525          (124)
Benefit from income taxes                          (158)         (154)
                                          -------------- -------------

Net income                                 $      1,683   $        30
                                          ============== =============

Net income per common share:
  Basic                                    $       0.15   $         -
  Diluted                                  $       0.14   $         -
Shares used in computing net income per
 common share:
  Basic                                          11,164        11,003
  Diluted                                        11,613        11,821


                         Moldflow Corporation
            Unaudited Condensed Consolidated Balance Sheet
                            (in thousands)

                                         September 30,     June 30,
                                             2006           2006
                                         -------------- --------------

Assets
Current assets:
  Cash and cash equivalents               $     52,520   $     52,111
  Marketable securities                          8,113          8,443
  Accounts receivable, net                      10,853         12,774
  Inventories, prepaid expenses and
   other current assets                         10,611         11,344
                                         -------------- --------------
   Total current assets                         82,097         84,672

Fixed assets, net                                3,098          3,129
Goodwill and other acquired intangibles
 assets, net                                    19,787         19,869
Other assets                                     2,426          2,523
                                         -------------- --------------

   Total assets                           $    107,408   $    110,193
                                         ============== ==============

Liabilities and Stockholders' Equity
Current liabilities:
  Accounts payable                        $      1,377   $      2,049
  Accrued expenses                               8,616         10,274
  Deferred revenue                               9,748         11,741
                                         -------------- --------------
   Total current liabilities                    19,741         24,064

Deferred revenue                                 1,600          1,325
Other long-term liabilities                        822            847
                                         -------------- --------------
   Total liabilities                            22,163         26,236
                                         -------------- --------------

Stockholders' equity:
  Common stock                                     114            114
  Treasury stock                                (3,966)        (2,579)
  Additional paid-in capital                    76,165         75,335
  Retained earnings                              7,979          6,296
  Accumulated other comprehensive income         4,953          4,791
                                         -------------- --------------
   Total stockholders' equity                   85,245         83,957
                                         -------------- --------------

   Total liabilities and stockholders'
    equity                                $    107,408   $    110,193
                                         ============== ==============


                         Moldflow Corporation
       Unaudited Condensed Consolidated Statement of Cash Flows
                            (in thousands)


                                              Three Months Ended
                                         -----------------------------
                                         September 30,  September 30,
                                             2006           2005
                                         -------------- --------------


Cash provided by operating activities      $     1,232    $     1,469
Cash provided by investing activities               19            319
Cash provided by (used in) financing
 activities                                       (945)         1,280
Effect of exchange rate changes on cash
 and cash equivalents                              103            139
                                         -------------- --------------
Net increase in cash and cash
 equivalents                                       409          3,207

Cash and cash equivalents, beginning of
 period                                         52,111         48,910
                                         -------------- --------------

Cash and cash equivalents, end of period   $    52,520    $    52,117
                                         ============== ==============


                        Moldflow Corporation
                 Reconciliation of Non-GAAP Measures
        (in thousands, except percentages and per share data)



                                            Three Months Ended
                                            September 30, 2006
                                     ---------------------------------

                                                                Non-
                                         As                    GAAP(b)
                                      Reported(a) Adjustments  Results
                                     ------------ ----------- --------

Total revenue                            $15,315      $    -  $15,315

Income (loss) from operations               $736      $398(c) $ 1,134

Operating profit margin                      4.8%                 7.4%

Net income                                $1,683      $398(c) $ 2,081

Net income per share - diluted:
  Diluted earnings per share               $0.14              $  0.18
  Weighted average shares - diluted       11,613               11,782





                                           Three Months Ended
                                           September 30, 2005
                                   ----------------------------------

                                                               Non-
                                       As                     GAAP(b)
                                    Reported(a)  Adjustments  Results
                                   ------------  ----------- --------

Total revenue                         $ 15,280       $    -  $15,280

Income (loss) from operations         $   (667)      $570(c) $   (97)

Operating profit margin                   -4.4%                 -0.6%

Net income                            $     30       $539(d) $   569

Net income per share - diluted:
  Diluted earnings per share          $      -               $  0.05
  Weighted average shares -
   diluted                             11,821                 11,948



   (a) The Unaudited Consolidated Statement of Operations prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP").
   (b) The Unaudited Consolidated Statement of Operations prepared on an adjusted basis from that of the statement prepared in accordance with GAAP, which is intended to enhance the reader's understanding of the Company's results from operations.
   (c)  Stock-based compensation expense.
   (d) Net of $31,000 tax benefit related to stock-based compensation expense.


     CONTACT: Moldflow Corporation
              Investor relations contact:
              Dawn Soucier, 508-358-5848 x234
              dawn_soucier@moldflow.com